UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2016, Jason Griffith resigned from his position as Executive Vice-President of Strategy and Acquisitions of Quest Solution, Inc. (the “Company”). Mr. Griffith will be pursuing other business opportunities. In connection with Mr. Griffith’s resignation, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Griffith.

The terms of the Separation Agreement provide that Mr. Griffith will resign from his position as Executive Vice-President of Strategy and Acquisitions and from any other managerial positions Mr. Griffith may have with the Company and all of its subsidiaries or affiliates. Mr. Griffith will retain his ownership interest in the Company in both preferred stock and common stock, as well as a promissory note with the Company and pending assignment of his life insurance policy.

Pursuant to the Separation Agreement, the Company will pay Mr. Griffith a severance amount equal to one year’s salary at his current rate of pay, for a total severance payment of $180,000.00 (the “Severance Payment”), payable in approximately 26 equal installments of $6,923.08 per payment (less any applicable taxes and customary withholding) over twelve months in accordance with the Company’s normal payroll cycles. The Separation Agreement provides for the acceleration of the Severance Payment in certain circumstances upon default. The Separation Agreement also provides that the Company will pay Mr. Griffith $436.80 per month, representing a portion of the cost of health insurance previously paid by the Company, until the earlier of 18 months following his resignation or the date Mr. Griffith first becomes eligible for coverage under a subsequent employer health plan. The terms of the Separation Agreement supersede any salary, benefits, severance or other obligations owed to Mr. Griffith following his resignation pursuant to that certain Employment Agreement, dated November 20, 2014, as amended on May 1, 2015, the initial term of which had greater than three years remaining.

Under the Separation Agreement, Mr. Griffith has agreed to provide assistance and cooperation to the Company upon reasonable request without charge for six months following his resignation not to exceed eight hours per month. Mr. Griffith also agreed to work on identifiable projects assigned by the Company for compensation of $750 plus reasonable expenses for four hours or less of services, or $1,500 plus reasonable expenses for services exceeding four hours in a calendar day.

The Separation Agreement also contains confidentiality and non-disparagement provisions and a general release of the Company and Mr. Griffith.

The above description of the Separation Agreement is not complete and is qualified by reference to the complete document. A copy of the Separation Agreement is filed as Exhibit 10.1 to this report and is incorporated into Item 1.01 and Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Separation Agreement and General Release by and between Quest Solution, Inc. and Jason Griffith

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2016

QUEST SOLUTION, INC.

By:	/s/ Gilles Gaudreault
Gilles Gaudreault
Chief Executive Officer

3

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release by and between Quest Solution, Inc. and Jason Griffith

4